CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the incorporation by reference herein of our report dated December 6, 1996, with respect to the financial statements and financial highlights of each of the funds constituting the Common Sense Trust included in Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A) and related Prospectus of Common Sense Trust.

/s/ Ernst & Young LLP

Houston, Texas

October 16, 1997